POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, MULTI-STRATEGY GROWTH & INCOME FUND, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the "Trust"), filed Registration Statement on Form N-2 and will periodically file amendments to its Registration Statement with the SEC under the provisions of the Investment Company Act of 1940, as amended;

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints JOANN M. STRASSER and MICHAEL V. WIBLE as attorneys for her and in her name, place and stead, and in her capacity as a Trustee and President, to execute and file any Amendment or Amendments to the Trust’s Registration Statement on Form N-2, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 22nd day of October, 2015.

__/s/____________________

Darlene T. DeRemer

State of _________

County of ________

This record was acknowledged before me on October __, 2015, by Darlene T. DeRemer, who proved to me on the basis of satisfactory evidence to be the person who appeared before me.

____Personally Known or ___Produced Identification

Type _______ and # of ID _____ (last 4 digits)

ID Expiration Date: __________

Signature of notary public:_____________________

Name of Notary: ____________________________                   Stamp/Seal

My Commission Expires: _____________________

ACKNOWLEDGEMENT
A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.
State of California
County of	San Diego	)
On	October 22, 2015	before me,	T. Gaines, Notary Public
(insert name and title of the officer)
personally appeared,	Darlene Tarris DeRemer
who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is~~/are~~ subscribed to the within instrument and acknowledged to me that ~~he/~~she~~/they~~ executed the same in ~~his/~~her~~/their~~ authorized capacity~~(ies)~~, and that by ~~his/~~her~~/their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.	Notary Seal
T. GAINES
COMM. #2030215
Notary Public - California
San Diego County
Signature	/s/ T. Gaines	(Seal)	My Comm. Expires July 19, 2017

ADDITIONAL OPTIONAL INFORMATION

DESCRIPTION OF THE ATTACHED DOCUMENT

POA

(Title or description of attached document)

MSGI Fund

(Title or description of attached document continued)

Number of Pages 2____ Document Date 10/22/2015

_________________________

(Additional information)

INSTRUCTIONS FOR COMPLETING THIS FORM

Any acknowledgement completed in California must contain verbiage exactly as appears above in the notary section or a separate acknowledgement form must be properly completed and attached to that document. The only exception is if a document is to be recorded outside California. In such instances, any alternative acknowledgement verbiage as may be printed on such a document so long as the verbiage does not require the notary to do something that is illegal for a notary in California (i.e. certifying the authorized capacity of the signer). Please check the document carefully for proper notarial wording and attach this form if required.

•  State and County information must be the State and County where the document signer(s) personally appeared before the notary public for acknowledgment.

•  Date of notarization must be the date that the signer(s) personally appeared which must also be the same date the acknowledgment is completed.

•  The notary public must print his or her name as it appears within his or her commission followed by a comma and then your title (notary public).

•  Print the name(s) of document signer(s) who personally appear at the time of notarization.

•  Indicate the correct singular or plural forms by crossing off incorrect forms (i.e. ~~he~~/she/~~they~~, is/~~are~~) or circling the correct forms. Failure to correctly indicate this information may lead to rejection of document recording.

•  The notary seal impression must be clear and photographically reproducible. Impression must not cover text or lines. If seal impression smudges, re-seal if a sufficient area permits, otherwise complete a different acknowledgment form.

•  Signature of the notary public must match the signature on file with the office of the county clerk.

❖  Additional information is not required but could help to ensure this acknowledgment is not misused or attached to a different document.

❖  Indicate title or type of attached document, number of pages and date.

❖  Indicate the capacity claimed by the signer. If the claimed capacity is a corporate officer, indicate the title (i.e. CEO, CFO, Secretary).

•  Securely attach this document to the signed document

CAPACITY CLAIMED BY THE SIGNER X Individual~~(s)~~ ❑ Corporate Officer _________________ (Title) ❑ Partner(s) ❑ Attorney-in-Fact ❑ Trustee(s) ❑ Other _________________